CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of POINT Biopharma Global, Inc. of our report dated March 27, 2023, with respect to our audits of the consolidated financial statements of POINT Biopharma Global, Inc. and Subsidiaries as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

    /s/ ArmaninoLLP
    San Jose, California

August 14, 2023